UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 9, 2016

IFAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178788	33-1222494
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3517 Camino Del Rio South, Suite 407

San Diego, CA 92108

(Address of principal executive offices)

Phone: (619) 537-9998

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On November 9, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to One Billion Two Hundred Ten Million shares (1,210,000,000) of which One Billion Two Hundred Million (1,200,000,000) shall be shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with one million (1,000,000) of such shares being designated as Series A Preferred Stock. The Increase in Authorized was effective with the Nevada Secretary of State on November 9, 2016, when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on October 10, 2016.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on November 9, 2016, is attached hereto as Exhibit 3.01 of this Report and is incorporated by reference herein.

ITEM 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.01	Certificate of Amendment dated, November 9, 2016, filed with the Nevada Secretary of State

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFAN FINANCIAL, INC.

Date: November 10, 2016	By:	/s/ J. Christopher Mizer
J. Christopher Mizer
President & CEO

3